NUMBER                                                          AMOUNT
       ---------                                                       ---------

                                                        CUSIP NUMBER  56845X AA6


                            MARINER HEALTH CARE, INC.

                     SECOND PRIORITY SECURED NOTES DUE 2009

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN PART OR IN WHOLE PRIOR TO MATURITY AS SET FORTH BELOW. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         Mariner Health Care, Inc., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to

___________________________________________________________________________ or

registered assigns, the principal sum of

_______________________________________________________________________ Dollars

($_________), on Interest Payment Dates: August 13, November 13, February 13 and May 13, commencing August 13, 2002.

         Record Dates: August 1, November 1, February 1, May 1.

         Issue Date:  May 13, 2002.

         Reference is made to the further provisions of this Senior Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                            [SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, the Company has caused this Second Priority Secured Note due 2009 to be signed manually or by facsimile by its duly authorized officers.

                                            MARINER HEALTH CARE, INC.


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:

                         Certificate of Authentication:

         This is one of the Second Priority Secured Notes due 2009 referred to in the within-mentioned Indenture.

Dated:
         -----------------------------------


THE BANK OF NEW YORK, as Trustee



By:
         -----------------------------------
         Authorized Signatory

                            MARINER HEALTH CARE, INC.

                     SECOND PRIORITY SECURED NOTES DUE 2009

1.       INTEREST.

         (a) Mariner Health Care, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of the Senior Notes at a floating rate per annum, reset quarterly, equal to 3-month LIBOR (as defined below), plus 5.50%, from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date, until the principal thereof becomes due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same interest rate per annum, compounded quarterly, payable quarterly in arrears on August 13, November 13, February 13, and May 13 of each year, commencing August 13, 2002 (each, an "Interest Payment Date"), to the person in whose name the Senior Notes are registered at the close of business on the regular record date for such interest installment, which shall be the first day of the month in which the relevant Interest Payment Date falls.

         (b) The interest rate on the Senior Notes for each quarter (or other period for which interest is payable) will be determined on the Determination Date (as defined below) for such quarter (or other period for which interest is payable) and will be a per annum rate reset quarterly equal to 3-month LIBOR (determined as set forth below) plus 5.50%, and will be effective as of the first day of such quarter (or other period for which interest is payable).

         (c) On each Determination Date, the Calculation Agent will calculate the interest rate, based on 3-month LIBOR, for each interest period commencing on the second London Banking Day immediately following such Determination Date.

         "3-month LIBOR" means, with respect to an interest period relating to a Distribution Date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

                           (i)      the rate (expressed as a percentage per
annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination
Date);

                           (ii)     if such rate does not appear on Telerate
Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                           (iii)    if such rate does not appear on Reuters Page
LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m.

(London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

                           (iv)     if fewer than two such quotations are
provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

                           (v)      if fewer than two such quotations are
provided as requested in clause (iv) above, 3-month LIBOR will be 3-month LIBOR determined with respect to the interest period immediately preceding such current interest period.

         If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superceded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.

         As used herein:

         "Calculation Agent" means The Bank of New York.

         "Determination Date" means the date that is two London Banking Days preceding the first day of any quarter or other period for which an interest payment will be payable.

         "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  (d) All percentages resulting from any calculations on the Senior Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .09876555)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  (e) On the Determination Date, the Calculation Agent shall notify the Company and the Paying Agent of the applicable interest rate in effect for the related interest rate period. The Calculation Agent shall, upon the request of a holder of Senior Notes, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the Senior Notes.

                  (f) The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed and a 360-day year.

2.       METHOD OF PAYMENT.

         The Company will pay interest on this Senior Note provided for in Paragraph I above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the first day of the month in which the relevant Interest Payment Date falls (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments due on the Maturity Date. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to the Senior Notes, the Holders of which have given wire transfer instructions to the Paying Agent on or before the relevant record date pursuant to the Indenture (as hereinafter defined), shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

3.       PAYING AGENT AND REGISTRAR.

         Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Senior Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4.       INDENTURE AND COLLATERAL DOCUMENTS.

         The Company issued this Senior Note under an Indenture dated as of May 13, 2002 (as such may be amended, supplemented, waived and modified from time to time, the "Indenture") by and among the Company, the Guarantors party thereto and the Trustee. The terms of this Senior Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. This Senior
Note is subject to all such terms, and the Holder of this Senior Note is referred to the Indenture and said Trust Indenture Act for a statement of them. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes or the Guarantee. The Senior Notes are secured by the Collateral (as defined in the Indenture) pursuant to the Collateral Documents and may be released pursuant to the terms thereof, subject to the terms of this Indenture. The Collateral Documents govern the rights in and to the Collateral of the holders from time to time of Senior Indebtedness and of the Trustee and the Holders. All capitalized terms in this Senior Note, unless otherwise defined, have the meanings assigned to them by the Indenture. Without limiting the foregoing, each Holder, by accepting this Senior Note, authorizes the Trustee on behalf of and for the benefit of each Holder, to be the agent for and representative of each Holder with respect to the Collateral and the Collateral Documents and authorizes the Trustee to appoint and direct the Collateral Agent (as defined in the Indenture) to be the agent for and representative of each Holder with respect to the Collateral and the Collateral Documents in accordance with the provisions of the Intercreditor Agreement.

         The Senior Notes are secured obligations of the Company of up to $150,000,000 in aggregate principal amount, subject to adjustment as provided in the Indenture. The Indenture imposes certain restrictions on, among other things, the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person.

5.       OPTIONAL REDEMPTION.

         Subject to the terms of Section 3.7 of the Indenture, the Company may at any time redeem the Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Redemption Date.

6.       NOTICE OF REDEMPTION.

         Notice of redemption will be mailed via first class mail at least 15 days but not more than 30 days prior to the Redemption Date to each Holder of Senior Notes to be redeemed at its registered address as it shall appear on the register of the Senior Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption unless the Company shall default in making the redemption payment thereon.

7.       GUARANTEE.

         Payment of principal of, premium, if any, and interest (including interest on overdue principal and overdue interest (if lawful)) on the Senior Notes and all other obligations of the Company to the Holders will be unconditionally guaranteed by the Guarantors pursuant to, and subject to the terms of, Article 11 of the Indenture.

8.       INTERCREDITOR AGREEMENT.

         The Intercreditor Agreement sets forth the relative rights of the Trustee and the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand, as to the priority of payment of the Senior Indebtedness over the Senior Notes and related obligations in certain circumstances. The terms of the Senior Notes are subject to the terms of the Intercreditor Agreement and each Holder, by accepting this Senior Note, agrees to all of the terms and provisions of the Intercreditor Agreement which may be amended from time to time pursuant to the provisions thereof and this Indenture. Without limiting the foregoing, each Holder, by accepting this Senior Note, acknowledges and agrees that its rights to payment of the obligations evidenced by the Senior Notes and the Guarantees are subject to the terms of the Intercreditor Agreement, and authorizes the Trustee to give effect thereto and appoints the Trustee as attorney in fact for such purpose and, without limitation, expressly authorizes the Trustee to appoint the Joint Collateral Agent, referred to in the Indenture as the Collateral Agent, pursuant to the Intercreditor Agreement and upon the terms thereof.

9.       DENOMINATIONS, TRANSFER, EXCHANGE.

         The Senior Notes are in registered form without coupons in denominations of whole dollar integrals. A Holder may register the transfer or exchange of Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Note selected for redemption or register the transfer of or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed or any Senior Note after it is called for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

10.      PERSONS DEEMED OWNERS.

         The registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11.      UNCLAIMED MONEY.

         If money for the payment of principal, premium or interest on any Senior Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.      AMENDMENT, SUPPLEMENT AND WAIVER.

         Subject to certain exceptions, the Indenture, the Senior Notes, the Guarantees or the Collateral Documents (subject to any amendment provisions contained therein) may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may modify, amend the Indenture, the Senior Notes, the Guarantees or the Collateral Documents or supplement the Indenture for certain specified purposes, including providing for uncertificated Senior Notes in addition to certificated Senior Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act to enter into additional or supplemental Collateral Documents, to adjust the principal amount of the Senior Notes issued pursuant to the Indenture and to otherwise comply with the terms of the Plan of Reorganization (as defined in the Indenture).

13.      SUCCESSOR ENTITY.

         When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14.      DEFAULTS AND REMEDIES.

         Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(7) or (8) of the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Senior Notes then outstanding plus premium, if any, and accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable. In case an Event of Default specified in Section 6.1(7) or (8) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Senior Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

15.      TRUSTEE DEALINGS WITH THE COMPANY.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes, make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

16.      NO RECOURSE AGAINST OTHERS.

         As more fully described in the Indenture, no past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Senior Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Senior Note by accepting this Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such waiver is against public policy.

17.      DEFEASANCE AND COVENANT DEFEASANCE.

         The Indenture contains provisions for defeasance of the entire indebtedness on this Senior Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

18.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

19.      CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Senior Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      GOVERNING LAW.

         THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SENIOR NOTES.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF A SENIOR NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
MARINER HEALTH CARE, INC., ONE RAVINIA DRIVE, SUITE 1500, ATLANTA, GEORGIA 30346, ATTENTION: GENERAL COUNSEL (OR SUCH OTHER ADDRESS AS THE COMPANY MAY DESIGNATE FROM TIME TO TIME FOR SUCH PURPOSE IN WRITTEN NOTICE TO THE HOLDERS OF SENIOR NOTES.

21.      AUTHENTICATION.

         This Senior Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Senior Note.

                                 ASSIGNMENT FORM

         I or we assign and transfer this Senior Note to:

         (Insert assignee's social security or tax I.D. number)


------------------------------------------------


------------------------------------------------


------------------------------------------------



         (Print or type name, address and zip code of assignee) and irrevocably appoint:


------------------------------------------------


------------------------------------------------



         Agent to transfer this Senior Note on the books of the Company. The Agent may substitute another to act for him.

         Date:
              ---------------------------------------------------------

         Your Signature:
                        -----------------------------------------------

         (Sign exactly as your name appears on the other side of this Note)

         Signature Guarantee:
                             ------------------------------------------

         OPTION OF HOLDER TO ELECT PURCHASE

         [ ]

         If you want to elect to have all or any part of this Senior Note purchased by the Company pursuant to Section 4.9 or Section 4.24 of the Indenture, check the box:



         If you want to have only part of the Senior Note purchased by the Company pursuant to Section 4.8 of the Indenture, state the amount you elect to have purchased:

$                  (multiple of $1.00)
 -------------------

Date:                                       .
         ------------------------------------

Your Signature:
               --------------------------------------------------------
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

-----------------------------------------------------------------------

                                    GUARANTEE

         Each guarantor (each a "Guarantor" and collectively the "Guarantors" including any successor Person under the Indenture) has unconditionally guaranteed, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, premium, if any and interest on the Senior Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                                      On behalf of each entity named below





                                      -------------------------------
                                      By:
                                      Title:

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

Living Centers-Southeast, Inc.
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

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